EXHIBIT 11

                                   CNS, INC.


          COMPUTATION OF NET EARNINGS (LOSS) PER SHARE OF COMMON STOCK


                                                             Year ended December 31,
                                                   ------------------------------------------
                                                       1995          1994            1993
                                                   -----------   ------------    ------------
NET INCOME (LOSS):
  Income (loss) from continuing operations         $13,310,505   $ (2,558,101)   $   (298,753)
  Income (loss) from discontinued operations           765,989       (309,314)     (1,132,020)
                                                   -----------   ------------    ------------
Net income (loss)                                  $14,076,494   $ (2,867,415)   $ (1,430,773)
                                                   ===========   ============    ============

PRIMARY EARNINGS PER SHARE:
  Average number of common and common equivalent
  shares outstanding:
     Average common shares outstanding              17,220,709     15,754,586      13,145,276
     Incentive stock options                           663,338              0               0
     Non qualified stock options                       391,990              0               0
     Warrants                                           70,301              0               0
                                                   -----------   ------------    ------------
                                                    18,346,338     15,754,586      13,145,276
                                                   ===========   ============    ============

  Earnings per share from continuing operations    $       .73   $       (.16)   $       (.02)
  Earnings per share from discontinued operations          .04           (.02)           (.09)
                                                   -----------   ------------    ------------
Primary earnings (loss) per share                  $       .77   $       (.18)   $       (.11)
                                                   ===========   ============    ============


FULLY DILUTED EARNINGS PER SHARE
  Average number of common and common equivalent
  shares outstanding:
     Average common shares outstanding              17,220,709     15,754,586      13,145,276
     Incentive stock options                           680,013              0               0
     Non qualified stock options                       403,206              0               0
     Warrants                                           71,597              0               0
                                                   -----------   ------------    ------------
                                                    18,375,525     15,754,586      13,145,276
                                                   ===========   ============    ============

  Earnings per share from continuing operations    $       .72   $       (.16)   $       (.02)
  Earnings per share from discontinued operations          .04           (.02)           (.09)
                                                   -----------   ------------    ------------
Fully diluted earnings (loss) per share            $       .76   $       (.18)   $       (.11)
                                                   ===========   ============    ============